UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2015

Angie’s List, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 E. Washington Street Indianapolis, IN 46202
(Address of principal executive offices, including zip code)

(888) 888-5478
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders (the “Meeting”) of Angie’s List, Inc. (“Angie’s List” or the “Company”) was held on June 9, 2015. 55,096,614 shares of Angie’s List common stock were present at the Meeting, representing 94.16% of a total of 58,516,677 shares of common stock outstanding and eligible to vote at such time.

1.	With respect to the election of the two Class I nominees as directors of Angie's List:

	For	Withheld	Non Votes
John H. Chuang	33,429,848	15,134,708	6,532,058
William S. Oesterle	40,853,720	7,710,836	6,532,058

2.	With respect to the ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm of Angie's List for the fiscal year ending December 31, 2015:

For	Against	Abstain
54,431,807	68,351	596,456

3.	With respect to the advisory vote to approve executive compensation:

For	Against	Abstain	Non Votes
47,803,579	154,546	606,431	6,532,058

4.	With respect to the approval of the 2015 Employee Stock Purchase Plan:

For	Against	Abstain	Non Votes
47,826,515	89,234	648,807	6,532,058

Angie's List will include a stockholder advisory vote on the compensation of executives in its proxy materials every year until the next required advisory vote on the frequency of the executive compensation vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2015

ANGIE'S LIST, INC.
/s/ SHANNON M. SHAW
By: Shannon M. Shaw
Its: Chief Legal Officer & Corporate Secretary